As filed with the Securities and Exchange Commission on December 3, 2021

Registration No. 333-251239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MP Materials Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4465489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada 89119

(702) 844-6111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James H. Litinsky

Chief Executive Officer

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada 89119

(702) 844-6111

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Elliot Hoops MP Materials Corp. 6720 Via Austi Parkway, Suite 450 Las Vegas, Nevada 89119 (702) 449-0683	Mark Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Daniel Webb Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The original registration statement of MP Materials Corp. (the “Company”) on Form S-1 (File No. 333-251239) declared effective by the Securities and Exchange Commission (the “SEC”) on December 9, 2020, to which this Registration Statement is Post-Effective Amendment No. 1 (this “Registration Statement”), covered (a) 11,499,968 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), that were issuable upon exercise of the public warrants at an exercise price of $11.50 per share of common stock and (b) the offer and sale, from time to time, by the selling stockholders or their permitted transferees of up to 118,047,154 shares of common stock, of which 32,097,819 have subsequently been sold. For the purposes of this Post-Effective Amendment No. 1 and the Registration Statement, references to the “Company,” the “Registrant,” “we,” “our,” “us” and similar terms means MP Materials Corp. and its subsidiaries.

This Registration Statement constitutes a Post-Effective Amendment No. 1 to our registration statement on Form S-1 (File No. 333-251239) and is being filed to convert the registration statement on Form S-1 into a registration statement on Form S-3 because we are eligible to use Form S-3. This Registration Statement contains an updated prospectus relating to the offering and sale of the shares of outstanding common stock covered by the registration statement on Form S-1. On May 4, 2021, at the direction of the Company, the warrant agent delivered a notice of redemption to each of the registered holders of the outstanding warrants for a redemption price of $0.01 per warrant, that remained outstanding after 5:00 p.m. New York City time on June 7, 2021 (the “Redemption Date”). Pursuant to this notice of redemption, exercising warrantholders were permitted to receive 0.6192 of a share of common stock for each warrant surrendered for exercise. During the three months ended June 30, 2021, the Company issued 7,080,005 shares of its common stock as a result of the cashless exercise of 11,434,455 warrants. The Company redeemed the remaining 65,513 warrants outstanding at the Redemption Date for a nominal amount. Accordingly, no warrants remained outstanding following the Redemption Date. This Post-Effective Amendment No. 1 to the registration statement on Form S-1 amends and restates the information contained in the registration statement on Form S-1 (and all amendments thereto) under the headings contained herein.

All filing fees payable in connection with the registration of the shares of common stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the registration statement on Form S-1. No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2021

Preliminary Prospectus

85,949,335 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders or their permitted transferees of up to 85,949,335 shares of common stock.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, incurred by the selling stockholders for brokerage, accounting, tax or legal services or incurred by the selling stockholders in disposing of the securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholders will issue, offer or sell, as applicable, any of the securities. The selling stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to transfer restrictions that may prevent the selling stockholders from offering or selling such securities prior to the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our common stock is listed on The New York Stock Exchange under the symbol “MP.” On December 1, 2021, the last reported sale price of our common stock on The New York Stock Exchange was $42.79 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2021

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process the selling stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 85,949,335 shares of common stock. More specific terms of any securities that the selling stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

For investors outside the United States: We have not taken any actions that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

MARKET AND OTHER INDUSTRY DATA

Certain market and industry data included in this prospectus, including the size of certain markets and our size or position within these markets, including our products, are based on estimates of our management and third-party reports. Management estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

SELECT DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

•	“Amended and Restated Bylaws” means the certain Amended and Restated Bylaws of the Company, adopted at the closing of the Business Combination.

•

“A&R RRA” means that certain Amended and Restated Registration Rights Agreement entered into at the closing of the Business Combination, by and among FVAC, the Insiders and the other parties signatory thereto.

•	“common stock” means the shares of common stock, par value $0.0001 per share, of MPMC.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Insiders” means holders of founder shares prior to FVAC’s IPO.

•	“NYSE” means the New York Stock Exchange.

•	“SEC” means the United States Securities and Exchange Commission.

•	“Second Amended and Restated Charter” means the Second Amended and Restated Certificate of Incorporation of MPMC, adopted at the closing of the Business Combination.

•	“Securities Act” means the Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They may appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:

•	unanticipated costs or delays associated with our Stage II optimization project;

•

uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd., an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange;

•	the ability to convert current commercial discussions with customers for the sale of rare earth oxide products into contracts;

•	potential changes in China’s political environment and policies;

•	fluctuations in demand for, and prices of, rare earth minerals and products;

•	uncertainties relating to the COVID-19 pandemic, including the Delta variant or other variants;

•	the intense competition within the rare earths mining and processing industry;

•	uncertainties regarding the growth of existing and emerging uses for rare earth products;

•	potential power shortages at the Mountain Pass facility;

•	increasing costs or limited access to raw materials that may adversely affect our profitability;

•	fluctuations in transportation costs or disruptions in transportation services;

•	inability to meet individual customer specifications;

•	diminished access to water;

•	uncertainty in our estimates of rare earth oxide reserves;

•	uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential;

•	risks associated with work stoppages;

•	a shortage of skilled technicians and engineers;

•	loss of key personnel;

•	risks associated with the inherent dangers of mining activity;

•	risks associated with events outside of our control, such as natural disasters, climate change, wars or health epidemics or pandemics;

•	risks related to technology systems and security breaches;

•	risks associated with our intellectual property rights;

•	ability to compete with substitutions for rare earth minerals;

•	ability to maintain satisfactory labor relations;

•	ability to comply with various government regulations that are applicable to our business;

•	ability to maintain our governmental licenses, registrations, permits, and approvals necessary for us to operate our business;

•	risks relating to extensive and costly environmental regulatory requirements;

•	risks associated with the terms of our convertible notes; and

•	those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus supplement.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference herein. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company, undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

OUR COMPANY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making your investment decision. You should read this prospectus carefully. You should carefully read the section titled “Risk Factors” in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein. References herein to “MPMC,” the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly-owned subsidiary, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”), acquired the Mountain Pass mine and processing facilities in July 2017. Our wholly-owned subsidiary, Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has produced superior product output and performance compared to that of the prior ownership, while generating cash flows from the sale of our rare earth concentrate. We are now beginning to reinvest those cash flows into the further optimization of the facility to enable integrated separation operations, thereby ensuring upstream supply of rare earth oxides (“REO”) and setting a foundation for long-term growth and value creation for stakeholders.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

The Company was incorporated on January 24, 2020, as a Delaware corporation under the name “Fortress Value Acquisition Corp.” (“FVAC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 17, 2020, in connection with the consummation of the business combination involving FVAC, MPMO and SNR (the “Business Combination”), we changed our name to “MP Materials Corp.”

THE OFFERING

This prospectus relates to the issuance by us of up to 85,949,335 shares of common stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Resale of Common Stock

Shares of common stock offered by the selling stockholders	85,949,335

Use of proceeds	We will not receive any proceeds from the sale of the common stock to be offered by the selling stockholders.

NYSE Ticker symbol	“MP” for the common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including any reports we file with the SEC after the date of this prospectus that are incorporated herein by reference, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

We are not selling any shares under this prospectus and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The net proceeds from the sale of the shares offered by this prospectus and any accompanying prospectus supplement will be received by the selling stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board at such time. In addition, we are not currently contemplating and do not anticipate any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations and development projects, including our Stage II optimization project and Stage III project.

SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in the shares of common stock after the date of this prospectus other than through a public sale.

The following table sets forth, as of November 29, 2021:

•	the name of the selling stockholders for whom we are registering shares of common stock for resale to the public,

•	the number and percentage of shares of common stock that the selling stockholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number and percentage of shares of common stock that may be offered from time to time for resale for the account of the selling stockholders pursuant to this prospectus, and

•

the number and percentage of shares to be beneficially owned by the selling stockholders after the offering of the resale securities (assuming all of the offered shares of common stock are sold by the selling stockholders).

Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of such common stock. A selling stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Shares of Common Stock

Name of Selling Stockholder	Beneficial Ownership Before the Offering		Shares Offered		Beneficial Ownership After the Shares Offered are Sold
	Number of Shares	%(1)	Number of Shares	%(2)	Number of Shares	%
JHL Capital Group LLC (3)	2,217	*	2,217	*	—	*
JHL Capital Group Holdings One LLC (3)	10,554,449	5.933	10,554,449	5.933	—	*
JHL Capital Group Holdings Two LLC (3)	31,370,398	17.636	31,370,398	17.636	—	*
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/201(4)	16,024,773	9.008	16,024,773	9.008	—	*
QVT Family Office Onshore LP (5)	1,669,804	*	1,669,804	*	—	*
Saratoga Park Ltd. (5)	8,262,040	4.644	8,262,040	4.644	—	*
Fourth Avenue FF Opportunities LP – Series E (6)	10,196,549	5.732	10,196,549	5.732	—	*
Fortress Acquisition Sponsor LLC (7)	1,195,802	*	1,195,802	*	—	*
726 BF LLC(8)	140,000	*	140,000	*	—	*
Aaron F. Hood	25,000	*	25,000	*	—	*
Ahsan Aijaz(11)	44,331	*	44,331	*	—	*
Andrew A. McKnight(11)	485,638	*	485,638	*	—	*
Andrew Frank(11)	5,000	*	5,000	*	—	*
Brian Kreiter	60,000	*	60,000	*	—	*
Carmen Policy	25,000	*	25,000	*	—	*
Constantine Dakolias(11)	485,144	*	485,144	*	—	*
Daniel Bass(11)	25,041	*	25,041	*	—	*
David N. Brooks(11)	19,796	*	19,796	*	—	*
E. Maxwell Saffian(11)	10,000	*	10,000	*	—	*
FPB Management LP(12)	360,122	*	360,122	*	—	*
George Wellde	10,000	*	10,000	*	—	*
Greene Investment Partners LLC	4,354	*	4,354	*	—	*
Jack Neumark(11)	63,262	*	63,262	*	—	*
Joshua Pack(11)	196,638	*	196,638	*	—	*
Leslee Cowen (11)	77,236	*	77,236	*	—	*
Marc Furstein(11)	90,144	*	90,144	*	—	*
Micah Kaplan(11)	31,009	*	31,009	*	—	*
Omega Capital Partners, L.P. (9)	2,000,000	1.124	2,000,000	1.124	—	*
Principal Holdings I LP(13)	1,024,558	*	1,024,558	*	—	*
Raymond E. Albert III(11)	17,500	*	17,500	*	—	*
RDA Ventures, LLC (10)	1,016,181	*	1,016,181	*	—	*
Roy E. Campbell II(11)	15,000	*	15,000	*	—	*
Select Alternative Strategies II ICAV Solely on Behalf of Nineteen77 Environmental Focus Fund (EU)	50,000	*	50,000	*	—	*
Thomas W. Pulley(11)	180,000	*	180,000	*	—	*
Timothy Sloan(11)	212,349	*	212,349	*	—	*

*	Less than 1%
(1)	Based on 177,876,345 shares of common stock issued and outstanding on November 29, 2021.
(2)	Based on 177,876,345 shares of common stock issued and outstanding.
(3)

JHL Capital Group Master Fund L.P., a Cayman Islands limited partnership (“JHL Master Fund”), is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Capital Group Master Fund GP Ltd., a Cayman Islands exempted company (“JHL Master Fund GP”), is the general partner of JHL Master Fund. JHL Capital Group LLC, a Delaware limited liability company (“JHL Capital Group”), is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares of common stock held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 1500 N. Halsted, Suite 200, Chicago, Illinois 60642.

(4)

James Litinsky, our Chairman and Chief Executive Officer, is the sole trustee of James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011. The business address for Mr. Litinsky is c/o James Litinsky, 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119.

(5)

Management of QVT Family Office Onshore LP (“QVT Onshore”) is vested in its general partner, QVT Associates GP LLC, a Delaware limited liability company (“QVT Associates GP”), which may be deemed to beneficially own the shares of common stock held directly by QVT Onshore. QVT Financial LP, a Delaware limited partnership, is the investment manager of QVT Onshore and Saratoga

Park Ltd. (“Saratoga”), and shares voting and investment control over the shares of common stock held directly by QVT Onshore and Saratoga. QVT Financial GP LLC (“QVT Financial GP”), a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of each of QVT Associates GP and QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of common stock held directly by QVT Onshore and Saratoga and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 888 Seventh Avenue, New York, NY 10106.
(6)

Management of Fourth Avenue FF Opportunities LP—Series E (“Fourth Avenue FF-E”) is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the shares of common stock held directly by Fourth Avenue FF-E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of common stock held directly by Fourth Avenue FF-E and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o QVT Financial LP, 888 Seventh Avenue, 27th Floor, New York, New York 10106.

(7)

Represents shares of common stock directly held by Fortress Acquisition Sponsor LLC (“Sponsor”). The managing member of Sponsor is Principal Holdings I LP, a Delaware limited partnership (“Principal Holdings”), which may be deemed to have beneficial ownership of the common stock held directly by Sponsor and has voting and investment discretion in respect of such shares. Each of Sponsor and Principal Holdings disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of Sponsor and Principal Holdings is 1345 Avenue of the Americas, New York, New York 10105.

(8)

Management of 726 BF LLC is vested in its Manager, Peter L. Briger, Jr., who may be deemed to beneficially own the shares of common stock held directly by 726 BF LLC. Mr. Briger. disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business address of 726 BF LLC is 1 Market Plaza, Spear Tower, 42nd Floor, San Francisco, California 94105.

(9)

Omega Associates, LLC, as the general partner of Omega Capital Partners, L.P., exercises voting and investment power with respect to the securities. Leon G. Cooperman as the managing member of Omega Associates, LLC may be deemed the beneficial owner of the securities held by Omega Capital Partners, L.P. The address of Omega Associates, LLC is 810 Seventh Avenue, 33rd Floor, New York, NY 10019.

(10)

David Broser as the managing member of RDA Ventures, LLC may be deemed the beneficial owner of the securities held by RDA Ventures, LLC. The address of RDA Ventures, LLC is 104 W 40th Street, 19th Floor, New York, NY, 10018.

(11)	The business address of each of these selling stockholders is c/o Alexander Gillette, Deputy General Counsel, Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th FL, NY, NY 10105.
(12)

Management of FPB Management LP is vested in its General Partner, FPB Management Inc., which may be deemed to beneficially own the shares of common stock held directly by FPB Management LP. FPB Management Inc. disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business address of FPB Management LP and FPB Management Inc. is 1 Market Plaza, Spear Tower, 42nd Floor, San Francisco, California 94105.

(13)

Represents the interest directly held by Fortress Acquisition Sponsor LLC. Principal Holdings I LP is the managing member of Fortress Acquisition Sponsor LLC and has voting and investment discretion with respect to the securities held by Fortress Acquisition Sponsor LLC. As such, Principal Holdings I LP may be deemed to have beneficial ownership of the common stock held directly by Fortress Acquisition Sponsor LLC. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of Principal Holdings I LP is 1345 Avenue of the Americas, New York, New York 10105.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and amended and restated bylaws. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 500,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, consisting entirely of 450,000,000 shares of common stock, $0.0001 par value per share and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

As of November 29, 2021, there were 177,876,345 shares of our common stock outstanding. No shares of preferred stock are outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of the common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Charter provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock will be entitled to share ratably in all the remaining assets of the Company available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, the Company’s stockholders have no preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the common stock.

Number and Election of Directors

Under the terms of the Second Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II) serving a three-year term. The term of office of the Class I directors will expire at the 2024 annual meeting of the stockholders of the Company. The term of office of the Class II directors will expire at the 2022 annual meeting of the stockholders of the Company. The term of office of the Class III directors will expire at the 2023 annual meeting of the stockholders of the Company.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, and directors of the Company are elected by a plurality of the votes cast at a meeting of the Company’s stockholders by holders of common stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Company’s Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however the Second Amended and Restated Certificate of Incorporation contains provisions that are substantially similar to Section 203 of the DGCL. These provisions prevent the Company, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions do not apply if:

•	the Company’s Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Company’s Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the board of directors for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board. Under the terms of the Second Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II) serving a three-year term. The term of office of the Class I directors will expire at the 2024 annual meeting of the stockholders of the Company. The term of office of the Class II directors will expire at the 2022 annual meeting of the stockholders of the Company. The term of office of the Class III directors will expire at the 2023 annual meeting of the stockholders of the Company. Members of the Company’s Board will be elected by a plurality of the votes cast at each annual meeting of the stockholders of the Company. Directors will be elected by a plurality of the votes cast at a meeting of the stockholders by holders of our common stock. So long as the Company’s Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Company’s Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Advance notice requirements for stockholder proposals and director nominations. Our Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders of the Company must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the stockholders of the Company from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.

Exclusive Forum. The Second Amended and Restated Certificate of Incorporation provides that unless the Company consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Additionally, the Second Amended and Restated Certificate of Incorporation will also provide that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of MPMC shall be deemed to have notice of and consented to the forum provisions in the Second Amended and Restated Certificate of Incorporation; however, there is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. Additionally, investors cannot waive MPMC’s compliance with federal securities laws and the rules and regulations thereunder.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, the non-U.S. holder is not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the disposition occurs or (ii) the non-U.S. holder owned or is deemed to have owned more than 5 percent of our common stock at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

If the third bullet point immediately above applies to a non-U.S. holder, the non-U.S. holder will generally be subject to U.S. federal income tax on any gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), although a non-U.S. holder that is a foreign corporation would not be subject to the “branch profits tax” described above on any such gain. In addition, a 15% withholding tax may apply to the amount realized upon any such sale or other disposition, including a distribution that exceeds our current and accumulated earnings and profits (as discussed above under “—Dividends”). Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe that we currently are a “United States real property holding corporation” for United States federal income tax purposes. You should consult your own tax advisors regarding the application of these rules.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

We are registering the resale by the selling stockholders or their permitted transferees of up to 85,949,335 shares of common stock.

The selling stockholders may offer and sell, from time to time, their respective shares of common stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The selling stockholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders party to the A&R RRA have agreed, and the other selling stockholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholders. The antimanipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling stockholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the shares will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of MP Materials Corp. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein concerning estimates of our proven and probable REO reserves for the Mountain Pass facility was derived from the report of SRK Consulting (U.S.), Inc., an independent mining consultant. The report prepared by SRK has an effective date of July 1, 2020, and the reserves outlined in the SRK report met the disclosure requirements for the U.S. Securities and Exchange Commission (SEC) as outlined in Industry Guide 7. Industry Guide 7 contained the SEC guidance that wasin force at the time SRK’s report was prepared. Our REO reserve disclosure as of December 31, 2021 will be presented in the Annual Report on Form 10-K, expected to be filed in March 2022, in accordance with the Regulation S-K (Subpart 1300) requirements of the SEC. Requirements under Industry Guide 7 may differ from the requirements of Regulation S-K (Subpart 1300).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this post-effective amendment No. 1 to our registration statement on Form S-1 (File No. 333-251239) Form S-3, including exhibits, with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We also maintain an Internet website at www.mpmaterials.com. Through our website, we make available, free of charge, the following documents of MP Materials Corp. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 Schedules 13G and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021;

•

our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May  13, 2021; our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 9, 2021; and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 10, 2021; and

•	our Current Reports on Form 8-K filed with the SEC on March 22, 2021, March 24, 2021, March 26, 2021, May 4, 2021, June 22, 2021, September 16, 2021 and November 19, 2021.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our common stock and other securities:

SEC registration fee	$	*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*

Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the securities.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 15. Indemnification of directors and officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Second Amended and Restated Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Second Amended and Restated Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits

See the Exhibit Index immediately preceding the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(i), (A)(ii) and (A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2020, by and among Fortress Value Acquisition Corp., FVAC Merger Corp. I, FVAC Merger LLC II, FVAC Merger LLC III, FVAC Merger LLC IV, MP Mine Operations LLC and Secure Natural Resources LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 15, 2020).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2020, by and among Fortress Value Acquisition Corp., FVAC Merger Corp. I, FVAC Merger LLC II, FVAC Merger LLC III, FVAC Merger LLC IV, MP Mine Operations LLC and Secure Natural Resources LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 27, 2020).

4.1	Second Amended and Restated Certificate of Incorporation of MP Materials Corp. (f/k/a Fortress Value Acquisition Corp) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

4.2	Amended and Restated Bylaws of MP Materials Corp. (f/k/a Fortress Value Acquisition Corp) (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

4.3	Amended and Restated Registration Rights Agreement, dated November 17, 2020, by and between Fortress Value Acquisition Corp. and the restricted stockholders (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on November 17, 2020).

5.1*	Opinion of Simpson Thacher & Bartlett LLP

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of KPMG LLP.

23.2*	Consent of SRK Consulting (U.S.), Inc.

23.3*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page).

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no. 1 to registration statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the third day of December, 2021.

MP Materials Corp.

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Chairman of the Board and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Litinsky, Ryan Corbett and Elliot D. Hoops, and each of them, individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James H. Litinsky James H. Litinsky	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	December 3, 2021

/s/ Ryan Corbett Ryan Corbett	Chief Financial Officer (principal financial and accounting officer)	December 3, 2021

/s/ Gen. Richard B. Myers Gen. Richard B. Myers	Director	December 3, 2021

/s/ Andrew A. McKnight Andrew A. McKnight	Director	December 3, 2021

/s/ Daniel Gold Daniel Gold	Director	December 3, 2021

/s/ Randall Weisenburger Randall Weisenburger	Director	December 3, 2021

Signature	Title	Date

/s/ Maryanne R. Lavan Maryanne R. Lavan	Director	December 3, 2021

/s/ Connie K. Duckworth Connie K. Duckworth	Director	December 3, 2021